Exhibit 4.1

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

6.125% SENIOR SECURED NOTES DUE 2025

SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1, 2020

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

This SUPPLEMENTAL INDENTURE, dated as of July 1, 2020 is by Williams Scotsman International, Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Picasso Finance Sub, Inc., a Delaware corporation (the “Escrow Issuer”), the Trustee and the Collateral Agent entered into an Indenture, dated as of June 15, 2020 (the “Indenture”), pursuant to which the Escrow Issuer initially issued $650,000,000 in principal amount of 6.125% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 4.22 of the Indenture provides that following satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into the Company, with the Company surviving, and the Company and the Guarantors will execute a supplemental indenture to assume all of the Escrow Issuer’s obligations and rights under the Indenture and the Guarantors will become Guarantors under the Indenture;

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Company, the Company being the surviving Person of such merger and the Escrow Issuer ceasing to exist (the “Merger”);

WHEREAS, Section 9.1(2) of the Indenture provides that the Trustee and the Collateral Agent may supplement the Indenture in order to evidence the succession of another Person and the assumption by any such successor of the covenants and other obligations under the Indenture, without the consent of the Holders; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(1)	Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Escrow Issuer under the Indenture and the Notes. The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which Escrow Issuer was theretofore bound, and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, Escrow Issuer under the Indenture and the Notes, and the Escrow Issuer is relieved of all of its obligations and duties under the Indenture and the Notes.

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(2)	This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(3)	This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

(4)	From this date, by executing this Supplemental Indenture, the Company and the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent applicable.

(5)	Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

(6)	Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

(7)	No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(8)	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(9)	The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf”, “docusign” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Williams Scotsman HOLDINGS CORP.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Williams Scotsman, INC.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

WillSCOT EQUIPMENT II, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

NEW ACTON MOBILE INDUSTRIES LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

ONSITE SPACE LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

ACTON MOBILE HOLDINGS LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

MODULAR SPACE, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

resun modspace, llc

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

resun chippewa, llc

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

modspace government financial services, llc

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini, Inc.

By:	/s/ Van Welch
Name: Van Welch
Title: Chief Financial Officer

Mobile Mini, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini Dealer, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini, LLC (California)

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini, LLC (Delaware)

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

A Royal Wolf Portable Storage, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Temporary Mobile Storage, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Storage Group, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

MSG Investments, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

A Better Mobile Storage Company, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini Finance, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

MSA, MMI (Texas) L.P.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Gulf Tanks Holdings, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Mobile Mini Tank and Pump Solutions, Inc.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

Water Movers Contracting, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

TSS Storage, LLC

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Irina Golovaschuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Irina Golovaschuk
Name: Irina Golovaschuk
Title: Vice President

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President